                                                                  EXHIBIT (a)(4)

                              ING SERIES FUND, INC.

                              ARTICLES OF AMENDMENT

                                 OCTOBER 1, 2002

      ING SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (hereinafter referred to as the "Corporation"), hereby certifies to the Sate Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation desires to, and does hereby, amend its charter (the "Charter") as currently in effect.

            First: The names of three series of the Corporation are hereby changed, as indicated below:

   Current Name                      New Name
-------------------   --------------------------------------
ING Ascent Fund       ING Strategic Allocation Growth Fund
ING Crossroads Fund   ING Strategic Allocation Balanced Fund
ING Legacy Fund       ING Strategic Allocation Income Fund

      IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Executive Vice President and attested to by its Secretary on this 30th day of September, 2002.

                                            WITNESS:
                                            ING Series Fund, Inc.

/s/ Kimberly A. Anderson                    /s/ Michael J. Roland
------------------------------------        ------------------------------------
Name: Kimberly A. Anderson                  Name: Michael J. Roland
Title: Secretary                            Title: Executive Vice President and
                                                   Chief Financial Officer